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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 1, 2002 relating to the consolidated financial statements and the consolidated financial statement schedule of Pacer International, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California

May 24, 2002